Exhibit 10.1

SETTLEMENT OF CLAIMS AND MUTUAL GENERAL RELEASES

THIS SETTLEMENT OF CLAIMS AND MUTUAL GENERAL RELEASES (“Release Agreement”) is hereby entered into this 3rd day of August, 2011, by and between OLD STAIRS CO. LLC, formerly known as WM Coffman LLC (“Old Stairs”), with an address at 445 Broadhollow Rd., Melville, New York 11747, and P&F & INDUSTRIES, INC. (“P&F”), with an address at 445 Broadhollow Rd., Melville, New York 11747 on the one hand, and AGNL Coffman, L.L.C. (“AGNL”), with an address at 245 Park Avenue, New York, NY 10167 on the other hand.

Whereas, in or about June 2009, Old Stairs was formed by a series of transactions (the “Formation”) pursuant to which, among other things, certain subsidiaries of P&F, among other parties, sold various assets to Old Stairs in exchange for certain cash payments and notes payable over time; and

Whereas, on and after June 8, 2009, and attendant to the Formation, Old Stairs and certain of its affiliates, and AGNL entered into certain ancillary agreements listed on the Schedule attached hereto (the “Lease Assignment Agreements”); and

Whereas, pursuant to the Lease Assignment Agreements, AGNL was the landlord and Old Stairs was the tenant under that certain lease, dated March 30, 2007 (the “Original Lease”) which was amended on June 8, 2009 (the “First Amendment”) (hereinafter collectively referred to as the “Lease”); and

Whereas, in connection with the First Amendment and in consideration thereof, a certain Guaranty Agreement dated June 8, 2009 (the “Guaranty”) was entered into between Crown Column & Mill Work Company, LLC (“Crown”), Coffman Stairs, LLC ("Coffman Stairs”), and Visador Holding Company (“Visador”) and WM Coffman LLC, on the one hand, and AGNL on the other hand.  A copy of the Guaranty is attached hereto as Exhibit A; and

Whereas, Old Stairs, P&F and AGNL all expressly acknowledge and agree that nothing contained in this Release Agreement is intended to affect any right or remedy which AGNL has under the Guaranty; and

Whereas, in or about June 2010, Old Stairs’ lender, PNC Bank, N.A. (“PNC”), exercised its rights pursuant to its loan documents and under the Uniform Commercial Code and foreclosed on substantially all of the assets of Old Stairs; and

Whereas, thereafter, PNC informed Old Stairs that PNC had sold substantially all of Old Stairs’ assets; and

Whereas, Old Stairs has vacated the premises occupied pursuant to the Lease and has defaulted on its obligations under the Lease; and

Whereas, on or about May 4, 2010, AGNL duly and properly exercised its rights under the Lease and sent a Notice of Termination of the Lease to Old Stairs based on Old Stairs’ defaults under the Lease (the “Lease Termination”); and

Whereas, as a result of Old Stairs’ defaults, AGNL asserts a claim against Old Stairs for damages under the Lease, (the “AGNL Claim”); and

Whereas, Old Stairs acknowledges that: (a) it has defaulted under the Lease, (b) the Lease Termination was properly effected under the Lease, and (c) as a consequence of Old Stairs’ defaults, AGNL is currently owed $4,279,734.33 under the Lease; and

Whereas, the parties hereto desire to provide for (a) a payment to AGNL on account of Old Stairs’ default, and (b) the exchange of mutual general releases only among those parties identified below; and

Whereas, pursuant to the terms hereof, in order to accomplish a partial distribution to AGNL of the cash remaining with Old Stairs after the foreclosure and sale of its assets, and an exchange of mutual general releases; and

NOW, THEREFORE, in consideration of the promises and covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Acknowledgement of Amounts Owed Through Old Stairs’ Default. Old Stairs acknowledges that, as a result of its defaults under the Lease Agreement, it currently owes AGNL the sum of $4,279,734.33, representing $372,718.75 in past-due rent and $3,907,015.58 is contractual damages for breach of the Lease.

2.           Payment of the Claim.  In full and complete satisfaction of AGNL’s claim against Old Stairs, Old Stairs shall pay to AGNL the sum of $172,000.00 in cash by wire transfer (the “AGNL Payment”).  With respect to the AGNL Payment,

(a)           Old Stairs represents and warrants that making the AGNL Payment is not intended to hinder, defraud, or delay any creditors of Old Stairs from exercising their respective and available rights and remedies.

(b)           Old Stairs acknowledges and agrees that, in the event that AGNL is required to restore or return to Old Stairs or to any trustee, receiver or similar person appointed pursuant to any Bankruptcy Law all or any part of the AGNL Payment following or in connection with any bankruptcy or insolvency proceeding, AGNL's rights and priority as a creditor of Old Stairs that existed prior to execution of this Release Agreement shall be reinstated and revived, including, without limitation, reinstating (y) any liens or other encumbrances on any collateral as of the date originally granted and (z) the full amount of damages available to AGNL prior to entering into this Release Agreement (collectively, “AGNL’s Claim”).  Such reinstatement and revival of AGNL’s Claim shall be automatic and unconditional and as if such monies had never been paid or rights relinquished.  "Bankruptcy Law" means means the United States Bankruptcy Code, 11 U.S.C.A. §§ 101 et seq. or any federal or state insolvency laws or laws for composition of indebtedness or for the reorganization of debtors.

3.           Termination of the Lease Assignment Agreements.  The parties acknowledge that Old Stairs has ceased doing business.  Effective with AGNL’s receipt of the AGNL Payment, each and every of the Lease Assignment Agreements are and shall be deemed to be terminated by mutual consent according to their respective terms and provisions, without any further obligations, debts or duties on the part of any party to this Release Agreement, to the extent not previously terminated by AGNL as a result of the Lease Termination.

4.           Survival of Guaranty.  The parties acknowledge and agree that nothing contained in this Release Agreement shall in any way impact or otherwise affect any claim which AGNL has, or may have against Crown, Coffman Stairs and/or Visador pursuant to the Guaranty, and that AGNL is not releasing any such claim(s) through entering into this Release Agreement and that all such claims survive.

5.           Release by AGNL.  AGNL, together with its successors and assigns, hereby releases and discharges Old Stairs, Countrywide Hardware, Inc. (“Countrywide”), Woodmark International, Inc. (“WMI”), Pacific Stair Products, Inc. (“PSP”), and P&F, and their respective representatives, agents, administrators, shareholders, successors, assigns, members, managers, officers, directors and attorneys from any and all obligations, debts, losses, damages, liabilities, contracts, controversies, agreements, premises, claims, causes of action, and demands of any kind whatsoever at law or in equity, direct or indirect, known or unknown, discovered or undiscovered, asserted or unasserted, which AGNL, its affiliates, successors and assigns, ever had, now has, or hereafter can, shall or may have, arising from the beginning of time to the date hereof.

6.           Release by Old Stairs.  Old Stairs, together with its successors and assigns, hereby releases and discharges AGNL, and its representatives, agents, administrators, successors, shareholders, assigns, members, managers, officers, directors and attorneys from any and all obligations, debts, losses, damages, liabilities, contracts, controversies, agreements, premises, claims, causes of action, and demands of any kind whatsoever at law or in equity, direct or indirect, known or unknown, discovered or undiscovered, asserted or unasserted, which Old Stairs, its successors and assigns, ever had, now has, or hereafter can, shall or may have, arising from the beginning of time to the date hereof.

7.           Release by P&F.  P&F, together with its successors and assigns, hereby releases and discharges AGNL, and its representatives, agents, administrators, successors, assigns, members, managers, officers, directors and attorneys from any and all obligations, debts, losses, damages, liabilities, contracts, controversies, agreements, premises, claims, causes of action, and demands of any kind whatsoever at law or in equity, direct or indirect, known or unknown, discovered or undiscovered, asserted or unasserted, which P&F, its successors and assigns, ever had, now has, or hereafter can, shall or may have, arising from the beginning of time to the date hereof.

8.           Release by Countrywide.  Countrywide, together with its successors and assigns, hereby releases and discharges AGNL, and its representatives, agents, administrators, successors, shareholders, assigns, members, managers, officers, directors and attorneys from any and all obligations, debts, losses, damages, liabilities, contracts, controversies, agreements, premises, claims, causes of action, and demands of any kind whatsoever at law or in equity, direct or indirect, known or unknown, discovered or undiscovered, asserted or unasserted, which Countrywide, its successors and assigns, ever had, now has, or hereafter can, shall or may have, arising from the beginning of time to the date hereof.

9.           Release by WMI.  WMI, together with its successors and assigns, hereby releases and discharges AGNL, and its representatives, agents, administrators, successors, shareholders, assigns, members, managers, officers, directors and attorneys from any and all obligations, debts, losses, damages, liabilities, contracts, controversies, agreements, premises, claims, causes of action, and demands of any kind whatsoever at law or in equity, direct or indirect, known or unknown, discovered or undiscovered, asserted or unasserted, which WMI, its successors and assigns, ever had, now has, or hereafter can, shall or may have, arising from the beginning of time to the date hereof.

10.           Release by PSP.  PSP, together with its successors and assigns, hereby releases and discharges AGNL, and its representatives, agents, administrators, successors, shareholders, assigns, members, managers, officers, directors and attorneys from any and all obligations, debts, losses, damages, liabilities, contracts, controversies, agreements, premises, claims, causes of action, and demands of any kind whatsoever at law or in equity, direct or indirect, known or unknown, discovered or undiscovered, asserted or unasserted, which PSP, its successors and assigns, ever had, now has, or hereafter can, shall or may have, arising from the beginning of time to the date hereof.

11.           Conditions Precedent to Occurrence of Effective Date.  This Release Agreement shall automatically become effective upon receipt of the AGNL Payment by AGNL.

12.           Presumptions.  Each of the parties hereto acknowledge that he, she or it, respectively, has consulted with counsel and with such other experts and advisors as he, she or it has deemed necessary in connection with the negotiation, execution and delivery of this Release Agreement and has participated in the drafting hereof.  Therefore, this Release Agreement shall be construed without regard to any presumption or rule requiring that it be construed against any one party causing this Release or any part hereof to be drafted.

13.           Entire Agreement.  This Release Agreement contains the entire understanding and agreement by and among the parties with respect to the subject matter hereof.  No other agreements, covenants, representations or warranties, expressed or implied, oral or written, have been made by any party with respect to the subject matter of this Release Agreement.  All prior or contemporaneous conversations, negotiations, proposed agreements and agreements, or covenants, representations and warranties with respect to the subject matter hereof are waived and superseded by, replaced in their entireties and merged into this Release Agreement.

14.           Further Assurance.  Each party to this Release Agreement shall execute such other and further documents and instruments as the other party may reasonably request to implement the provisions of this Release Agreement.

15.           Benefit of Agreement.  This Release Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.  No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, any third-party beneficiary of this Release Agreement.

16.           Severability.  The provisions of this Release Agreement are intended to be severable.  If any provisions of this Release Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Release in any jurisdiction.

17.           Governing Law, Jurisdiction, Venue.  This Release Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.  Any judicial proceeding brought by or against any party to this Release Agreement with respect to this Release Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, County of New York, United States of America, and, by execution and delivery of this Release Agreement, each party accepts for himself, herself or itself and in connection with his properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Release Agreement..  Each party to this Release Agreement waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

18.           Waiver of Jury Trial.  EACH PARTY TO THIS RELEASE AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS RELEASE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS RELEASE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS RELEASE AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  IN ADDITION, EACH PARTY WAIVES THE RIGHT TO CLAIM OR RECOVER IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY DAMAGES OTHER THAN OR IN ADDITION TO ACTUAL DAMAGES.

19.           Counterparts; Electronic Signatures.  This Release Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same agreement.  Any signature delivered by a party in PDF via e-mail or by facsimile shall be deemed to be an original signature hereto.

20.           Amendment.  No amendment, modification, rescission, waiver or release of any provision of this Release Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

21.           Headings.  Section headings in this Release Agreement are included herein for convenience of reference only and shall not constitute a part of this Release Agreement for any other purpose.

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IN WITNESS WHEREOF, this Release Agreement has been duly executed as of the day and year first written above.

OLD STAIRS CO., LLC

By:	/s/ Joseph A. Molino, Jr.
Name:	Joseph A. Molino, Jr.
Title:	Manager

P&F INDUSTRIES, INC.

By:	/s/ Richard A. Horowitz
Name:	Richard A. Horowitz
Title:	President

AGNL COFFMAN, L.L.C.

By:  AGNL Manager, Inc.

By:	/s/ Gordon J. Whiting
Name:	Gordon J. Whiting
Title:	President

AGREED AND CONSENTED TO:

COUNTRYWIDE HARDWARE, INC.

By:	/s/ Richard A. Horowitz
Name:	Richard A. Horowitz
Title:	Vice President

WOODMARK INTERNATIONAL, INC.

By:	/s/ Richard A. Horowitz
Name:	Richard A. Horowitz
Title:	Vice President, Countrywide Hardware, its General Partner

PACIFIC STAIR PRODUCTS, INC.

By:	/s/ Richard A. Horowitz
Name:	Richard A. Horowitz
Title:	President

SCHEDULE TO
ACKNOWLEDGEMENT OF TERMINATION OF AGREEMENTS,
SETTLEMENT OF CLAIM AND MUTUAL GENERAL RELEASES

Lease Agreement, dated as of March 30, 2007, among AGNL, Coffman Stairs, LLC and Visador Holding Company.

First Amendment to Lease Agreement, dated as of June 8, 2009, between AGNL and Old Stairs.

Memorandum of First Amendment to Lease, dated as of June 8, 2009 between AGNL and Old Stairs.